UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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         (e)(2))
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[X]    Soliciting Material Pursuant to ss.240.14a-12


                                MMC ENERGY, INC.
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                (Name of Registrant as Specified In Its Charter)


                           ENERGY HOLDINGS LIMITED LLC
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

The following press release was issued by Energy Holdings Limited LLC, G. William Eason and Karl W. Miller on April 4, 2008.

        ENERGY HOLDINGS LIMITED LLC DELIVERS LETTER TO MMC ENERGY, INC.
  BOARD OF DIRECTORS STATING ITS POSITION THAT MMC'S CASH SHOULD BE PRESERVED
           AND NO ASSETS SHOULD BE SOLD WITHOUT SHAREHOLDER APPROVAL


WILMINGTON, NORTH CAROLINA--April 4, 2008--Energy Holdings Limited LLC ("EHL") announced today that it has delivered a copy of the attached letter to the board of directors of MMC Energy, Inc. ("MMC") (NASDAQ: MMCE).

IMPORTANT INFORMATION

EHL and Messrs. G. William Eason and Karl W. Miller, founder and a former chairman, CEO and director of MMC, intend to file with the Securities and Exchange Commission and mail to stockholders a proxy statement and proxy card to be used to solicit proxies in connection with MMC's May 2008 annual meeting. Stockholders are advised to read carefully the proxy statement and other information related to the solicitation when they become available because they will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to MMC's stockholders and will be available, along with other relevant documents, at no charge, at the SEC's website at http://www.sec.gov. Information relating to the participants in such proxy solicitation will be contained in the proxy statement to be filed by EHL and Messrs. Eason and Miller.

    Investor Contacts:

    G. William Eason
    gwilliameason@energyholdingslimited.com
    (917) 591-6906

    Media Contacts:

    Kevin McConville
    kmcconville@energyholdingslimited.com
    (832) 731-7096

Source: Energy Holdings Limited LLC

April 4, 2008

The Board of Directors
MMC Energy, Inc.
26 Broadway, Suite 960
New York, NY 10004

Gentlemen,

EHL is very concerned about recent actions of the MMC board of directors and wants to make perfectly clear its intentions to dissuade the board from selling any assets without shareholder approval. EHL also reiterates its request for MMC to use cash for the purposes set forth in its June 2007 prospectus.

Since cash and the market value of the three assets located in California are the only assets of significance, it is imperative the board seriously consider its fiduciary responsibilities to shareholders and afford EHL and all shareholders a voice and a vote on any material change in the use of proceeds and business strategy outlined in the June 2007 IPO.

The MMC board, in our opinion, has not demonstrated a business strategy in the best interests of its shareholders. Since EHL and other shareholders filed a
Schedule 13D, the critical situation at MMC has become worse and made shareholder rights a larger issue.

EHL also requested that the MMC board move its annual meeting of shareholders to April 2008 so that shareholders could address the critical issues facing the company and vote on a new slate of directors to lead MMC forward. MMC's board chose to ignore this request.

On March 11th, 2008, MMC conducted an earnings teleconference where management did not discuss fourth quarter 2007 results, and accepted only one question, and announced that its current CEO would spend time in California - in response to EHL's criticism of a lack of a California presence and the wasteful expense of the New York headquarters. MMC did not announce, however, the closing of the New York office to conserve cash.

The Board of Directors
MMC Energy, Inc.
April 4, 2008

On March 21th, 2008, MMC's board announced it had retained Merriman, Curhan and Ford to assist MMC in developing "strategic alternatives" for the company. At this stage of development, MMC's optimum strategy should be clear to those experienced in the energy industry. Simply put, MMC should do whatever is necessary to complete the existing Chula Vista and Escondido upgrade projects, pursuant to and in conformity with the use of proceeds contained in the June 2007 prospectus and registration documents and without diluting shareholder value.

On March 26th, 2008, MMC's board announced a share repurchase program, a move that concerned EHL as well as other shareholders. While the intent to raise MMC's share price is a goal shared by all investors, the use of MMC's cash for this purpose at this time is inappropriate. Such an ill-advised use of cash with critical construction projects in process and credit markets in disarray cannot be described as in MMC's best interests.

On March 28th, 2008, the MMC board revealed in its preliminary proxy filing that it was awarding certain senior managers "change in control" benefits that will cause payments to be made to them after EHL's slate is elected at the annual meeting of shareholders, May 28th, 2008 in San Francisco. This will only make it more expensive to shareholders to vote against the incumbent board resulting in entrenchment and enrichment of the board and management. EHL requests that this matter be put to a vote of shareholders at the annual meeting.

Also, in the same preliminary proxy filing, the MMC board recommended a "no" vote on a proposed share buyback plan that was introduced by a shareholder who commented that MMC's share price had fallen by more than 80 percent! Yet the board had announced only two days earlier that it was proposing a share buyback program.

EHL and other shareholders are serious with regard to defending, not only their rights, but the rights of all shareholders against an ill advised transaction. EHL intends to file its proxy shortly. It is now clearer than ever that the EHL slate must be elected.



Very truly yours,


G. William Eason
Managing Member of EHL